UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

International Game Technology Files Preliminary Proxy Materials

Materials Include Board Recommendation to Vote FOR IGT’s Experienced Director Nominees

LAS VEGAS—January 7, 2013—International Game Technology (NYSE: IGT) (“IGT” or “the Company”), a global leader in casino gaming entertainment and systems technology, today announced that it has filed preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s 2013 Annual Meeting of Shareholders.

IGT’s Board of Directors recommends shareholders vote FOR the Board’s eight highly qualified and experienced directors, seven of whom are independent, on the WHITE proxy card—Paget L. Alves, Janice Chaffin, Greg Creed, Patti S. Hart, Robert J. Miller, David E. Roberson, Vincent L. Sadusky and Philip G. Satre.

IGT’s Board is comprised of highly experienced professionals with expertise across a wide range of disciplines and industries critical to IGT’s business, including gaming, hospitality, technology and finance. In addition, IGT directors have extensive operations and management experience at the highest levels of both public and private companies. IGT’s Nominating and Corporate Governance Committee regularly reviews the representation of relevant skills and experience on the Board and considers new, qualified candidates to ensure the Company is poised for future growth. As a result, the Company has substantially reconstituted its eight-member Board, adding six new independent directors over the last five years.

IGT’s Board has overseen management’s successful implementation and execution of the Company’s turnaround strategy, which has strengthened the Company’s core gaming equipment business, generated strong financial results and positioned the Company for continued growth and value creation. In fiscal 2012, IGT expanded its global leadership by successfully pursuing international growth opportunities and acquiring the world’s largest social casino. Over the same period, the Company increased revenues, gross margins, ship share and prices in its core North American business. Importantly, the Company has delivered three straight years of double-digit growth in adjusted earnings per share from continuing operations, and returned $860 million in capital to IGT shareholders. Adjusted earnings per share from continuing operations is a non-GAAP measure; reconciliation of non-GAAP to GAAP measures is included at the end of this release.

IGT’s Board and management team are committed to acting in the best interests of the Company and all IGT shareholders, and therefore the IGT Board recommends that you vote FOR all of IGT’s nominees on the WHITE proxy card at the Company’s 2013 Annual Meeting.

IGT notes that it has received a Notice of Intent to Nominate four director candidates for election to the IGT Board at the Company’s 2013 Annual Meeting of Shareholders. The Notice of Intent to Nominate was submitted by Ader Investment Management LP in conjunction with and on behalf of Charles N. Mathewson, the former Chairman and CEO of IGT, and Richard H. Pickup, a longtime associate of Mr. Mathewson (the “Ader Group”). The Ader Group has indicated that, collectively, it has beneficial ownership of 8,053,890 shares of IGT common stock, or approximately 3 percent of total IGT shares outstanding. The Ader Group has informed the Company that it intends to nominate Jason N. Ader, Raymond J. Brooks, Charles N. Mathewson and Daniel B. Silvers.

IGT welcomes communications with its shareholders and values input toward the goal of enhancing shareholder value. Accordingly, IGT and its representatives have been in regular communication with Mr. Ader over the last several months through numerous telephone calls, email exchanges and face-to-face meetings, including Mr. Ader’s November 2012 presentation to the full IGT Board. IGT has provided multiple opportunities for the Ader Group to offer plans or strategies to enhance shareholder value, but to date, it has not suggested any constructive alternatives to the Company’s strategy.

The Board believes that the Ader Group’s proxy fight is the result of a long-running dispute between IGT and Mr. Mathewson, the former Chairman and CEO of IGT. Following Mr. Mathewson’s retirement in 2003, he has repeatedly attempted to exert influence over the Company’s operations and extract personal financial benefits at the expense of all other shareholders. In 2010, the IGT Board severed all financial ties with Mr. Mathewson.

The IGT Board and the Nominating and Corporate Governance Committee have carefully evaluated the qualifications of the Ader Group’s nominees. The IGT Board strongly believes that the Ader Group nominees, if elected, may seek to advance an agenda that is not in the best interests of all IGT shareholders.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE ONLY FOR IGT’S NOMINEES ON THE WHITE PROXY CARD AND NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT BY THE ADER GROUP.

The Company will be scheduling its 2013 Annual Meeting in the very near future.

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About IGT

International Game Technology (NYSE: IGT) is a global leader in the design, development and manufacturer of gaming machines and systems products, as well as online and mobile gaming solutions for regulated markets. More information about IGT is available at www.IGT.com or follow IGT on Twitter at @IGTNews or Facebook at www.facebook.com/IGT.

Important Additional Information

International Game Technology (“IGT”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT’s 2013 annual meeting of stockholders. IGT intends to file a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT’s directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT’s website (www.igt.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with IGT’s 2013 annual meeting of stockholders. Information can also be found in IGT’s Annual Report on Form 10-K for the year ended September 29, 2012, filed with the SEC on November 28, 2012. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by IGT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at IGT’s website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.

Contact

Matt Moyer, Vice President, Investor Relations of IGT, +1 866-296-4232

Andrew Siegel / Jed Repko, Joele Frank, Wilkinson Brimmer Katcher, +1 212-355-4449

Dan Burch / Larry Dennedy, MacKenzie Partners, Inc. +1 212-929-5500

Presentation and Reconciliation of Non-GAAP Measures to GAAP

Year Ended September 30, 2012

GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations	$0.86
Acquisition related charges: (a)
Contingent retention & earn-out	0.15
Amortization of intangibles	0.04
Professional fees	0.01
Impairment and restructuring:
Patents (Walker Digital)	0.03
Notes (Alabama)	0.03
Entraction reorganization	(0.10)
Distributor settlement	0.01
Severance	0.01

Total non-GAAP adjustments	0.18

Adjusted EPS from Continuing Operations	$1.04

(a) Primarily related to acquisition of Double Down Interactive LLC.

Year Ended September 30, 2011

GAAP Diluted EPS from Continuing Operations	$0.97
IP Usage settlements	0.01
Impairment	0.03
Investment gain	(0.01)
Certain discrete tax items (benefits)	(0.07)

Total non-GAAP adjustments	(0.04)

Adjusted EPS from Continuing Operations	$0.93

Year Ended September 30, 2010

GAAP Diluted EPS from Continuing Operations	$0.73
Impairment and restructuring	0.15
Investment loss	0.07
Debt refinancing charges	0.01
Certain discrete tax items (benefits)	(0.12)

Total non-GAAP adjustments	0.11

Adjusted EPS from Continuing Operations	$0.84

Year Ended September 30, 2009

GAAP Diluted EPS from Continuing Operations	$0.50
Impairment and restructuring	0.24
Investment loss	0.05
Debt refinancing charges	0.01
Certain discrete tax items (benefits)	(0.06)

Total non-GAAP adjustments	0.24

Adjusted EPS from Continuing Operations	$0.74

Adjusted earnings per share from continuing operations is a non-GAAP financial measure. We believe that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP measures may not be calculated in the same manner by all companies and therefore may not be comparable.